Exhibit 10.7.4

EXTENSION

OF

EMPLOYMENT AGREEMENT

EXTENSION AGREEMENT, this 16th day of December 2002, by and between FIRSTBANK (Bank), a federally chartered stock savings bank and its parent holding company ACCESS ANYTIME BANCORP., INC. (Company) and Norman R. Corzine (Officer).

The Officer is Executive Vice President, Chief Investment Officer, and a Director (Vice Chairman) of the Bank and has been duly elected to these positions.  Also, the Officer is Chairman, Chief Executive Officer, and a Director of the Company and has been duly elected to these positions.

Effective January 1, 2003, the Bank/Company and the Officer desires to amend an EMPLOYMENT AGREEMENT dated the 29th day of July, 1999, page 1 (one) Section 2 (two), Term to read ..... shall continue for a period of three years through December 31, 2005.

Effective January 1, 2003, the Bank/Company and the Officer desires to amend an EMPLOYMENT AGREEMENT dated the 29th day of July, 1999, page 2 (Two) Section 4 (four), Compensation, (a) Salary, – From $160,000 to $170,000 annually.

This EXTENSION AGREEMENT herewith incorporates all other terms and conditions of an EMPLOYMENT AGREEMENT dated the 29th day of July, 1999, and an EXTENSION OF EMPLOYMENT AGREEMENT dated the 23rd day of August, 2001, by and between the Bank/Company and the Officer.

FIRSTBANK		ACCESS ANYTIME BANCORP, INC.

BY:	\s\ Robert Chad Lydick	BY:	\s\ Robert Chad Lydick
	Robert “Chad” Lydick, Chairman		Robert “Chad” Lydick, Member
	Board of Directors		Board of Directors

OFFICER

BY:	\s\ Norman R. Corzine
Norman R. Corzine